UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2016

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement

On December 1, 2016, New Peoples Bankshares, Inc. (the “Company”), and New Peoples Bank, Inc., (the “Bank” and, together with the Company, “New Peoples”) entered into an Employment Agreement (the “Agreement”) with C. Todd Asbury, New Peoples President and CEO. The Agreement is effective as of December 1, 2016. The term of the Agreement ends on December 1, 2019, unless earlier terminated, and the Agreement automatically renews for successive two year terms (unless terminated prior to the commencement of the renewal term).

Under Mr. Asbury’s Agreement, he is entitled to an annual base salary of $255,000 and an annual performance bonus, if any, in an amount approved by New Peoples’ Board of Directors. Mr. Asbury is also eligible to participate in any equity and/or other long-term compensation programs established by the Company as well as employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation as set forth in his Agreement.

The Agreement provides Mr. Asbury with severance benefits in the event of termination of his employment under certain circumstances and contain certain confidentiality and noncompetition provisions.

The Agreement provides that the executive’s employment may be terminated by the Company “With Cause” (as defined in the Agreement) or without Cause, or by the executive for “Good Reason” (as defined in the Agreement) or without Good Reason. The executive’s employment may be terminated upon a determination that the executive is disabled or automatically upon the executive’s death. If an executive’s employment is terminated by the Company for Cause or by the executive for Other than Good Reason, then under his Agreement, the executive will be entitled to receive any accrued but unpaid salary, bonus or other benefits or awards, and expense reimbursement. The foregoing amounts are referred to collectively as the “Accrued Obligations.” If an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, then, in addition to the Accrued Obligations, the executive will be entitled under his Agreement to receive the following: (i) if not connected to a Change in Control (as defined in the Agreement), a severance payment equal to two times the executive’s base salary and bonus; or (ii) if within 24 months after a Change in Control, a severance payment equal to 3 times the executive’s base salary and bonus unless the Change in Control is a Sale of the Company (as defined in the Agreement) in which case the severance payment is based on certain percentages of the Company’s book value received by the Company’s shareholders in the transaction.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed with this Current Report pursuant to Item 5.02:

Exhibit No.	Exhibit Description
10.1	Employment Agreement between New Peoples Bankshares, Inc., New Peoples Bank, Inc., and C. Todd Asbury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

(Registrant)

Date: December 1, 2016

By: /s/ JOSEPH D. PENNINGTON

Joseph D. Pennington

Senior Vice President and

Chief Financial Officer